UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2025

STRYVE FOODS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38785	87-1760117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Post Office Box 864 Frisco, TX	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 987-5130

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SNAX	The Nasdaq Stock Market LLC
Warrants, each exercisable for Class A Common Stock	SNAXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 4, 2025, the Nasdaq Stock Market LLC (“Nasdaq”) notified Stryve Foods, Inc. (the “Company”) that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s Class A common stock and warrants and that trading of the Company’s securities will be suspended at the open of trading on February 6, 2025.

As previously reported, on December 19, 2024, the Company was granted an extension until January 31, 2025 from a Panel to regain compliance with Nasdaq’s continued listing rules and demonstrate long-term compliance with the Listing Rule 5550(b)(1), which requires listed issuers to maintain minimum stockholders’ equity of $2.5 million. As of January 31, 2025, the Company had not regained compliance with the Nasdaq Listing Rule 5550(b)(1) and was denied its request for an additional extension.

In connection with the Nasdaq delisting notice, Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission after applicable appeal periods have lapsed. In the interim, the Company’s Class A common stock is expected to begin trading under its current trading symbol on the OTC Markets system.

The Company has 15 days after the date it received notice of the Panel’s decision to request in writing that the Nasdaq Listing and Hearing Review Council (the “Council”) review the decision. In addition, the Council may, on its own motion, determine to review the Panel’s decision within 45 calendar days after the Company was notified of the decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 5, 2025

STRYVE FOODS, INC.

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Financial Officer